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                                                 Exhibit 10(a)

               NEW ENGLAND POWER SERVICE COMPANY
                       25 Research Drive
                Westborough, Massachusetts 01582

                        SERVICE CONTRACT

                                       December 31, 1996

 New England Energy Incorporated
 25 Research Drive
 Westborough, MA  01582

    New England Power Service Company (hereinafter called Service Company) is a company engaged primarily in the rendering of services to companies in the New England Electric System holding-company system. The organization, conduct of business and method of cost allocation of the Service Company are designed to meet the requirements of Section 13 under the Public Utility Holding Company Act of 1935 and the rules and regulations promulgated thereunder to the end that services performed by the Service Company for said associate companies will be rendered to them at cost, fairly and equitably allocated. Services will be rendered by Service Company only upon receipt from time to time of specific or general request therefor. Said requests may always be modified or cancelled by you at your discretion. The parties hereto agree as follows:

    1. The Service Company agrees to furnish you upon the terms and conditions herein set forth such of the services described in Schedule 1 hereto as you may from time to time request. Service Company will also furnish, if available, such services not described in Schedule 1 as you may request. Notwithstanding the foregoing the Service Company shall not furnish under this agreement any engineering, construction, or maintenance services for a nuclear generating plant.

    2. The Service Company has and will maintain a staff trained and experienced in the engineering, construction, operation, maintenance and management of public utility properties. In addition to the services of its own staff, Service Company will, after consultation with you concerning services to be rendered pursuant to your request, arrange for services of non-affiliated experts, consultants, accountants and attorneys.

    3.   All of the services rendered under this agreement
 will be at actual cost thereof. Direct charges will be made for services where a direct allocation of cost is possible.
 The methods of determining such costs and the allocation thereof are set forth in Schedule II hereto. These methods are reviewed annually and more frequently, if appropriate. Such methods may be modified or changed by Service Company without the necessity of an amendment of this agreement provided that in each instance all services rendered hereunder will be at actual cost thereof, fairly and equitably allocated, and all in accordance with the requirements of the Public Utility Holding Company Act of 1935 and the rules and regulations and orders thereunder. You will be advised from time to time of any material changes in such methods.
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                              -2-


    4. Bills will be rendered during the first week of each month covering amounts due for the month calculated on an estimated basis using the actual expenses incurred during the previous month. This estimated amount would be adjusted on the bill to be rendered during the first week of the following month. Any amount remaining unpaid after fifteen days following receipt of the bill shall bear interest thereon from the date of the bill at an annual rate of 2% above the lowest interest rate then being charged by the First National Bank of Boston on 90 day commercial loans. Services will be performed hereunder for not more than one year commencing January 1, 1997, and continuing through December 31, 1997, unless terminated at an earlier date by either party giving thirty days' written notice to the other of such termination at the end of any month.

    5. This agreement will be subject to termination or modification at any time to the extent its performance may conflict with any federal or state law or any rule, regulation or order of a federal or state regulatory body having jurisdiction. The agreement shall be subject to approval of any federal or state regulatory body whose approval is a legal prerequisite to its execution and delivery or performance.


                             NEW ENGLAND POWER SERVICE COMPANY

                                  s/Michael E. Jesanis

                             By:
                                     Treasurer

 Accepted               , 19

 New England Energy Incorporated

 By  s/Alfred D. Houston

                           SCHEDULE I
             Description of Services Available from
               New England Power Service Company


 Accounting:
    The keeping of accounts and collateral activities, including billing, payroll and customer relations;
     preparation of reports and preservation of records.

 Auditing:
    Periodic audits by Service Company auditors and the furnishing of reports and recommendations.

 Construction:
    Labor and equipment for construction and maintenance of electric properties. Assistance in obtaining and supervision of, non-affiliated contractors.

 Corporate and Corporate Records:
    Cooperation with attorneys, officers and special counsel of associate companies on corporate matters, financing, regulation, contracts, claims and litigation. Services in connection with stockholders' and directors' meetings and keeping of corporate records.

 Customers Services:
    Services re policy development and functional direction of field business service departments, including rate application and training, plus specialized residential, commercial and industrial services.

 Emergencies:
    Assistance in emergency maintenance and restoration of utility service and in mobilization of personnel and equipment.

 Employee Relations:
    Service re labor relations, personnel, wage and salary schedules, employee training and safety and medical programs.

 Engineering:
    Civil, mechanical, electrical, and other engineering services; technical advice, design, installation, supervision, planning, research, testing, operation of communications, including microwave, and operation and maintenance of specialized technical equipment.

 Executive and Administrative:
    Consultation and services in management and administration of all aspects of electric utility business.

 Information Systems:
    Maintenance and operation of information systems and equipment for accounting, engineering, administration and other functions.

 Insurance:
    Development, placement and administration of insurance coverages and employee benefit programs, including group insurance and retirement annuities; property inspections and valuations for insurance.

 Intellectual Property:
    Filing applications, owning, licensing, and holding licenses for copyrights, patents, servicemarks, and trademarks for associated companies.

 Properties:
    Services re acquisition and disposition of properties;
     cooperation with attorneys of associate companies in title examination and conveyancing; maintenance of property records; and making property inventories and valuations.

 Power Supply:
    Planning and other services for supply of electric power, and negotiation of contracts therefore.

 Public Information and Relations:
    Services re information to and relations with the public, including customers, security holders, employees, financial analysts, rating agencies and investment firms.

 Purchasing and Stores:
    Services re purchase and storing of materials, supplies and equipment.

 Rates:
    Review, design, interpretation, analysis and other services re rates and special contracts for sale of electricity.

 Regulation:
    Analysis of laws, rules and regulations and recommendations for action hereunder; handling of matters with regulatory and governmental authorities; preparation of applications and registrations.

 Systems:
    Establishing of accounting and other procedures and standards.

 Taxes:
    Service re federal, state and municipal taxes, preparation of returns and handling of audits and claims by taxing authorities.

 Treasury and Statistical:
    Services re financing of associate companies, both short and long-term, determination of capital needs, and preparation of financial and statistical reports.

                           SCHEDULE II

     Determination of Cost of Service and Allocation Thereof


    Cost of service will be determined in accordance with the Public Utility Holding Company Act of 1935 and the rules and regulations and orders thereunder, and will include all costs of doing business incurred by the Service Company.

    Records will be maintained for each Department and Division of the Service Company in order to accumulate all costs of doing business and to determine the cost of service. These costs will include wages and salaries of employees and related expenses such as insurance, taxes, pensions and other employee welfare expenses, and rent, light, heat, telephone, supplies, and other housekeeping costs. In addition, records will be maintained of general administrative expenses, which will include the costs of operating the Service Company as a corporate entity.

    Charges for services rendered and related expenses and non-personal expenses (e.g., use of automotive equipment, etc.) will be billed directly to the serviced companies, either individually or, when the services performed are for a group for a group of companies, by means of an equitable allocation formula. Each formula will have an appropriate basis such as customers, meters, employees, plant investments, inventories or operating revenues.

    Charges for services will be determined from the time sheets of employees and will be computed on the basis of each employee's hourly rate plus a percentage factor to cover related expenses and general administrative expenses. Records of such related expenses and general administrative expenses will be maintained and subjected to periodic review.

    Out-of-pocket expenses which are incurred for the serviced companies will be billed at cost. Charges for non-personal expenses, such as for use of automobiles, trucks and heavy equipment, will normally be computed on the basis of costs per hour or per mile.